Exhibit 5.1

Reed Smith LLP Reed Smith Centre 225 Fifth Avenue Pittsburgh, PA 15222-2716 +1 412 288 3131 Fax +1 412 288 3063 reedsmith.com

November 7, 2022

The York Water Company
130 East Market Street
York, PA  17401

The York Water Company - Form S-3 Registration Statement Relating to The York Water Company Dividend Reinvestment and Direct Stock Purchase Plan

Ladies and Gentlemen:

As your counsel, we have assisted in the preparation of the above-referenced registration statement (the “Registration Statement”) for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder.

The Registration Statement relates to 365,975 shares of Common Stock, no par value (the “Common Stock”), of The York Water Company (the “Registrant”) which may be issued pursuant to The York Water Company Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”). We have examined the Registrant’s Amended and Restated Articles of Incorporation, as amended, By-Laws, as amended, minutes and such other documents, and have made such inquiries of the Registrant’s officers, as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals, and the conformity with originals of all items submitted to us as copies.

Based upon the foregoing, it is our opinion that the Registrant’s Common Stock originally issued by the Registrant to eligible participants through the Plan, when issued and delivered as contemplated by the Plan, will be validly issued, fully paid and non-assessable.

For purposes of this opinion, we have assumed that the Common Stock will be issued in compliance with an appropriate Securities Certificate approved by the Pennsylvania Public Utility Commission.  Our opinion is based (i) as to matters of law solely on applicable provisions of the laws of the Commonwealth of Pennsylvania, and we express no opinions as to any other laws, statutes, ordinances, rules or regulations, and (ii) on such corporate records as we deemed necessary or appropriate.

ABU DHABI ♦ ATHENS ♦ AUSTIN ♦ BEIJING ♦ CENTURY CITY ♦ CHICAGO ♦ DALLAS ♦ DUBAI ♦ FRANKFURT ♦ HONG KONG ♦ HOUSTON ♦ KAZAKHSTAN ♦ LONDON ♦ LOS ANGELES ♦ MIAMI ♦ MUNICH
NEW YORK ♦ PARIS ♦ PHILADELPHIA ♦ PITTSBURGH ♦ PRINCETON ♦ RICHMOND ♦ SAN FRANCISCO ♦ SHANGHAI ♦ SILICON VALLEY ♦ SINGAPORE ♦ TYSONS ♦ WASHINGTON, D.C. ♦ WILMINGTON

The York Water Company November 7, 2022 Page 2

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Reed Smith LLP

PDG